Exhibit 21.1
Expected Subsidiaries of Combined Co Immediately Following the Merger

Entity Name	State or Country of Incorporation or Organization
AC First, LLC	Delaware
Advanced Range Enterprise Solutions LLC	Delaware
Advanced Range Enterprise Solutions LLC	Delaware
Aeroptic, LLC	Massachusetts
Afghan Holdco LLC	Delaware
Africa Expeditionary Services LLC	Delaware
AGS Sudan Limited	South Sudan
Airport & MRO Facilities Nigeria Limited	Nigeria
Alkali Metal Processing Limited	United Kingdom
Alliance for Space Communications to Enable New Discovery, LLC	Florida
Amazon Finance LLC	Delaware
Amentum (UK) Ltd.	United Kingdom
Amentum Business Support Services Inc.	Philippines
Amentum Commercial Operations, Inc.	Delaware
Amentum Environment & Energy, Inc.	Ohio
Amentum Facility Management UK Ltd.	United Kingdom
Amentum Global Services - Australia Pty Ltd	Australia
Amentum Government Services Holdings LLC	Delaware
Amentum Government Services Holdings Sub LLC	Delaware
Amentum Government Services Parent Holdings LLC	Delaware
Amentum Government Services, Inc.	Delaware
Amentum Holdings LLC	Delaware
Amentum International Holdings UK Ltd.	United Kingdom
Amentum N&E Holdings LLC	Delaware
Amentum N&E UK Holdings Limited	United Kingdom
Amentum National Security Programs, Inc.	Virginia
Amentum Nuclear & Environment Holdings, Inc.	Delaware
Amentum Operaciones Comerciales	Mexico
Amentum Operaciones Comerciales CR	Costa Rica
Amentum Services Canada, Inc.	Canada
Amentum Services Colombia S.A.S.	Colombia
Amentum Services SDN. BHD.	Malaysia
Amentum Services, Inc.	Delaware
Amentum Singapore Pte. Ltd.	Singapore
Amentum Spaceport LLC	Delaware
Amentum Special Mission Services, Inc.	Pennsylvania
Amentum SPV LLC	Delaware
Amentum Technical Services LLC	Delaware
ASCEND Aerospace and Technology LLC	Florida
Augility Pty Limited	Australia
Augility Services Pty Limited	Australia
Automotive Testing Operations, LLC	Delaware
Avicom do Brasil Manutencao de Aeronaves Ltda	Brazil
Blue Canopy Group, LLC	Virginia
Bravour Leistungen GmbH	Germany
Buffalo Group LLC	Delaware
Canadian National Energy Alliance Ltd.	Canada
Canadian Nuclear Laboratories Ltd.	California
Carondelet Energy Readiness LLC	Delaware
Casals & Associates, Inc.	Virginia
Cavendish Dounreay Partnership Limited	United Kingdom
Centra Services Corporation	Massachusetts
Centra Technology, Inc.	Maryland
CH2M Hill BWXT West Valley, L.L.C	Delaware
CH2M HILL GmbH	Germany

CH2M Hill IDC SARL	France
CH2M HILL International Nuclear Services Ltd	United Kingdom
CH2M Hill New York Inc.	New York
CH2M HILL Plateau Remediation Company	Washington
CH2M-WG Idaho, LLC	Idaho
CH2M-WG Idaho, LLC	Idaho
Courage Services, Inc.	Virginia
Critical Mission Services sp. z.o.o (Poland NewCo)	Poland
Culpeper National Security Solutions LLC	Delaware
Cumbria Nuclear Solutions Limited	United Kingdom
Defense Support Services International 3 LLC	Delaware
Defense Support Services International, LLC	Delaware
Delta Bridge, Inc.	Virginia
DTS Aviation Services LLC	Nevada
DynCorp Aerospace Operations LLC	Delaware
DynCorp International Business Services Private Limited	India
DynCorp International LLC	Delaware
DynCorp International Services GmbH	Germany
DynCorp International Services LLC	Virginia
DynCorp LLC	Delaware
DZSP 21 LLC	Delaware
EG&G Defense Materials, Inc.	Utah
Energy, Safety & Risk Consultants (UK) Limited	United Kingdom
Energy, Security and Technology Canada Ltd.	Canada
Energy, Security and Technology LLC (dba ES&T North America)	Delaware
Energy, Security and Technology UK Limited	United Kingdom
Equitas International LLC	Delaware
Fast Reactor Technology Limited	United Kingdom
Federal Network Systems LLC	Delaware
Four Rivers Nuclear Partnership, LLC	Delaware
Future Investment Group LLC	Egypt
GL Systems LLC	Delaware
Global Linguist Solutions LLC	Delaware
Global Linguist Solutions Turkey Tercüme Hizmetleri Limited Şirketi	Turkey
Global Management Services GmbH	Germany
Global Sourcing Solutions	Cayman Islands
Greenline Systems Canada Ulc	Canada
Idaho Environmental Coalition LLC	Delaware
Jacobs Aerospace Test Operations LLC	Delaware
Jacobs Asia K.K.	Japan
Jacobs Australia Pty Limited	Australia
Jacobs Clean Energy France SAS	France
Jacobs Clean Energy International Limited	United Kingdom
Jacobs Clean Energy Limited	United Kingdom
Jacobs Clean Energy s.r.o	Czech Republic
Jacobs Clean Energy SA (PTY) Ltd	South Africa
Jacobs E&C Limited	United Kingdom
Jacobs Field Services Limited	United Kingdom
Jacobs Multiconsult Decommissioning ANS	Norway
Jacobs Slovakia s.r.o.	Slovakia
Jacobs Stobbarts Limited	United Kingdom
Jacobs Technology Inc.	Tennessee
Jacobs Telecommunications Inc.	New Jersey
JT4, LLC	Delaware
Lear Siegler Logistics International, Inc.	Delaware
Macfadden & Associates, Inc.	Virginia
Macfadden International Suarl	Tunisia
McNeil Security, Inc.	Virginia
Mission Conversion Services Alliance, LLC	Delaware

Mission Support and Test Services, LLC	Delaware
Momentum SNC	France
MS Federal Services, Inc.	Nevada
MSFS Holdings US, Inc.	Nevada
MT Holding Corp.	Delaware
National Nuclear Corporation Limited	United Kingdom
National Security Technologies, LLC	Delaware
OneAim	Unincorporated joint venture
Pacific Architects and Engineers, LLC	Delaware
Pacific Operations Maintenance Company	California
PAE (Australia) Pty. Limited	Australia
PAE Applied Technologies International LLC	Delaware
PAE Applied Technologies LLC	Delaware
PAE Canada, Inc.	California
PAE Colombia Ltda.	Colombia
PAE Design and Facility Management	California
PAE Foundation	Bosnia and Herzegovina
PAE Global Support LLC	Delaware
PAE Government Services Colombia S.A.S.	Colombia
PAE Government Services Mexico, S. De R.L. De C.V.	Mexico
PAE Government Services, Inc.	California
PAE Humanitarian Response LLC	Delaware
PAE India Support Center LLP	India
PAE International	California
PAE Justice Support	Virginia
PAE LLC	Delaware
PAE Logistics LLC	California
PAE Services Canada Inc.	Canada
PAE Shared Services LLC	Delaware
PAE Shield Acquisition Company LLC	Delaware
PAE Training Services, LLC	Delaware
PAE Worldwide Incorporated	Delaware
PAE-Perini LLC	Delaware
Phoenix Consulting Group, LLC	Alabama
PUMMA	Unincorporated joint venture
PWR Power Projects Limited	United Kingdom
Quality Systems Engineering Consortium, LLC	California
SafeG	Unincorporated joint venture
Savannah River Completion Alliance, LLC	Delaware
Savannah River Remediation LLC	Delaware
Service Systems (Singapore) Pte. Ltd.	Singapore
Services International LLC	Delaware
Sotera Defense Solutions, Inc.	Delaware
TATE, Incorporated	Maryland
The KeyW Corporation	Maryland
The KeyW Holding Corporation	Maryland
Triple20 LLC	Maryland
UCOR LLC (fka URS-CH2M Oak Ridge, LLC)	Tennessee
United Cleanup Oak Ridge LLC	Delaware
URS Federal Project Services, LLC	Maryland
URS Federal Services International, Inc.	Delaware
USA Repository Services LLC	Delaware
Washington Closure Hanford LLC	Delaware
Washington Demilitarization Company, LLC	Delaware
Washington Government Environmental Services Company LLC	Delaware
Washington Savannah River Company LLC	Delaware
West Valley Cleanup Alliance LLC	Delaware
West Valley Nuclear Services Company LLC	Delaware
WGI Global Inc.	Nevada

Worldwide For General Services, Construction And Engineering Services And Subsistence Services LLC	Iraq
Worldwide Management and Consulting Services LLC	Delaware
Worldwide Recruiting and Staffing Services LLC	Delaware
WSMS-MK LLC	Tennessee